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                                   BY-LAWS OF
                          DEERFIELD PLASTICS CO., INC.


                                   ARTICLE I

                            Articles of Organization

         The name and purposes of the corporation shall be as set forth in the Articles of Organization. These ByLaws, the powers of the corporation and its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization of the corporation as from time to time amended or restated.


                                   ARTICLE II

                                  Fiscal Year

         Except as from time to time otherwise determined by the directors, the fiscal year of the corporation shall in each year end on the last Saturday in April.


                                  ARTICLE III

                            Meetings of Stockholders

Section 1 - Annual Meetings

         The annual meeting of stockholders shall be held on the third Wednesday of June in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 11:00 a.m., unless a different hour is fixed by the Board of Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Board of Directors of the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held; and such

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special meeting shall have, for the purposes of these ByLaws or otherwise, all the force and effect of an annual meeting.

Section 2 - Special Meetings

         A special meeting of the stockholders may be called at any time by the President or by a majority of the Directors acting by vote or by written instruments(s) signed by them. A special meeting of the stockholders shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer upon written application of one or more stockholders who hold at least ten percent (10%) of the stock entitled to vote at the meeting. Such call shall state the time, place and purposes of the meeting.

Section 3 - Place of Meetings

         All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts unless a different place within Massachusetts, or, if permitted by the Articles of Organization, elsewhere within the United States, is designated by the President or by a majority of the Directors acting by vote or by written instrument(s) signed by them and stated in the notice of the meeting. Any adjourned session of any meeting of the stockholders shall be held at such place within Massachusetts, or, if permitted by the Articles of Organization, elsewhere within the United States as designated in the vote of adjournment.

Section 4 - Notice of Meetings

         A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at least seven
(7) days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who is otherwise entitled by law or by the Articles of Organization to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by

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the person(s) calling the meeting or by the board of Directors. Whenever notice of a meeting is required to be given a stockholder under any provision of law, of the Articles of Organization or of these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his authorized attorney and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 5 - Quorum

         At any meeting of the stockholders, a quorum shall consist of a majority of all shares of stock then issued and outstanding and entitled to vote at the meeting, except that if two or more classes or series of stock are entitled to vote on any matter as separate classes or series, then a quorum for that matter shall consist of a majority of all shares of stock of that class or series then issued and outstanding, except when a different quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 6 - Action by Vote

         When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question, other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless at the meeting and entitled to vote in the election.

Section 7 - Voting

         Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization. The

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corporation shall not, directly or indirectly, vote any share of its own stock.

Section 8 - Action by Consent

         Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all the stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote of the stockholders at a meeting.

Section 8 - Action by Consent

         Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote of the stockholders at a meeting.

Section 9 - Proxies

         Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenge.

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Section 10 - Voting by Representatives

         The rights of persons in whose names shares stand on the stock records of the corporation to vote or execute consents is subject to the provisions of this Section of the By-Laws.

                   10.1 Voting by Pledgee, Trustee, Fiduciary. Shares standing in the name of any person as pledgee, trustee, or other fiduciary may be voted and all rights incident thereto may be exercised only by the pledgee, trustee, or other fiduciary, in person or by proxy, and without proof of authority. However, when a trust company has caused shares to be registered in the name of one or more nominees of the trust company, such shares may be voted and all rights incident thereto may be exercised by such nominee or nominees without proof of authority.

                   10.2 Voting by Guardian of incompetent. Shares standing in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his guardian, in person or by proxy.

                   10.3 Voting by Executor or Administrator. Shares standing in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his executor or administrator, in person or by proxy.

                   10.4 Voting by Guardian of Minor. Shares standing in the name of a minor may be voted and all rights incident thereto may be exercised by his guardian, in person or by proxy, or in the absence of such representation by his guardian, by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the nonage or the appointment of a guardian, and whether or not a guardian has been in fact appointed.

                   10.5 Voting of Shares in Name of Corporation. Shares standing in the name of a corporation, domestic or foreign, may be voted or represented and all rights incident thereto may be exercised on behalf

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         of the corporation by the persons described in any of the
         following subdivisions:

                             (a) Any officer of the corporation authorized so
                   to do by the By-Laws of the Corporation.

                             (b) Any person authorized so to do by resolution
                   of the Board of Directors or of the Executive Committee of the Corporation.

                             (c) Any person authorized so to do by proxy or
                   power or attorney duly executed by the President or Vice President and Secretary or Assistant Secretary.

                             However, such shares may be voted or represented
                   by the persons described in any subdivision only in the absence of vote or representation by the persons described in a preceding subdivision.

                   10.6 Voting Shares in Names of Two or More Persons. Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the shares stand. If only one such person is present in person or by proxy, he may vote all the shares, and all the shares standing in the names of such persons are represented for the purpose of determining a quorum. This By-Law applies to the voting of shares by two or more administrators, executors, trustees, or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.


                                   ARTICLE IV

                                   Directors

Section 1 - Powers

         The business of the corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the corporation, except as otherwise re-

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served to the stockholders by law, by the Articles of Organization or by these
By-Laws.

Section 2 - Enumeration, Election and Term of Office

         The Board of Directors shall consist of not less than three Directors, except that whenever there shall be only two stockholders, the number of Directors shall be not less than two, and whenever there shall be only one stockholder, the number of Directors shall be not less than one. The number of Directors shall be as determined from time to time by the stockholders and may be enlarged by vote of a majority of the Directors then in office. The Directors shall be chosen at the annual meeting of the stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next annual election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. No Director need be a stockholder.

Section 3 - Regular Meetings

         Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time, and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice of such as provided in Section 5 of this
Article IV, and provided further that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

Section 4 - Special Meetings

         Special meetings of the Directors may be called by the President, by the Treasurer, by the Secretary or

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Clerk, or by any two Directors, and shall be held at the place designated in the call thereof.

Section 5 - Notices

         Notices of any special meeting of the Directors shall be given by the Clerk or Secretary to each Director by mailing such notice to him, postage prepaid, addressed to him at his address as registered on the books of the corporation, or if not so registered, at his last known home or business address, at least forty-eight (48) hours before the meeting, or by delivering such notice in person or by sending it by prepaid telegram addressed to him at such address at least twenty-four (24) hours before the meeting. If the Clerk or Secretary refuses or neglects, for more than twenty-four (24) hours after receipt of a call, to give notice of such special meeting, or if the offices of Clerk and Secretary are vacant or the Clerk and/or Secretary are absent from the Commonwealth of Massachusetts or are incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting the lack of notice prior to the meeting or at its commencement. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

Section 6 - Quorum

         At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice.

Section 7 - Action by Vote

         When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except

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in any case where a different vote is required by law, by the Articles of
Organization or by these By-Laws.

Section 8 - Action by Consent

         Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consents shall be treated for all purposes as a vote of the Directors at a meeting.

Section 9 - Meeting by Telecommunications

         Members of the Board of Directors, or any committee elected thereby, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 10 - Committees

         The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number, committees as set forth below, or other committees, and may delegate thereto some or all of its powers, except those which by law, by the Articles of Organization or by these By-Laws, may not be delegated. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and upon request shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                   10.1 Executive Committee. The Board of Directors may appoint from its members, an Executive Committee of not less than two or more than seven members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also desig-

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         nate one or more of its members as alternate to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

                   10.2 Finance Committee. The Board of Directors may appoint a Finance Committee of three or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the Corporation. The Board shall designate one director as Chairman of the Committee, and may designate one or more directors as alternate members or the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than the Chairman of the Board and the President, whose compensation shall be fixed from time to time by the Board), and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

                   10.3 Other Committees. The Board of Directors may also appoint from among its own members, such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors.

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                   10.4 Rules of Procedure. A majority of the members of any
         committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                   10.5 Advisory Board. The Board of Directors of corporation may appoint individuals who may, but need not be, directors, officers, or employees of corporation to serve as members of an Advisory Board of Directors of one or more operating divisions of the corporation and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and from time to time may amend, rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the Board of Directors of corporation. the term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of corporation and shall expire the day of the annual meeting of the stockholders of corporation. The function of any such Advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of corporation to which it is appointed.

Section 11 - Titles

         The Board of Directors of corporation may from time to time confer on the employees of the corporation assigned to any operating division of corporation, or discontinue, the title of President, Vice President, and any other titles deemed appropriate. The designation of any such official title for employees assigned to operating divisions of corporation shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by corporation. Any employee so designated as an officer of an operating division shall have authority, responsibilities and duties with respect to his operating division correspond-

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ing to those normally vested in the comparable officer of corporation by these
By-Laws, subject to such limitations as may be imposed by the Board of Directors of corporation.


                                   ARTICLE V

                              Officers and Agents

Section 1 - Enumeration; Qualification

         The officers of corporation shall be a President, Treasurer, Secretary/Clerk and such other officers, if any, as the Directors from time to time may, in their discretion, elect or appoint. The corporation may also have such agents, if any, as the Directors from time to time may, in their discretion, appoint. Any officer may be, but none need be, a Director or stockholder. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation.

Section 2 - Powers

         Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

Section 3 - Election

         The President, Treasurer and Secretary/Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

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Section 4 - Tenure

         Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Secretary/Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified; and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case, until he sooner dies, resigns, is removed or becomes disqualified. Each agent or officer shall retain his authority at the pleasure of the Directors. The Directors may terminate or modify the authority of any agent, officer or employee.

Section 5 - Chairman of the Board

         The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the ByLaws.

Section 6 - President

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there by such an officer, the President shall be the chief executive officer of corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of corporation, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws. Within this authority and in the course of his duties he shall:

                   6.1 Conduct Meetings. Preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Direc-

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         tors, and shall be ex officio a member of all the standing committees, including the executive committee, if any.

                   6.2. Sign Share Certificates. Sign all certificates of stock of the corporation, in conjunction with the Treasurer, unless other-wise ordered by the Board of Directors.

                   6.3 Execute Instruments. When authorized by the Board of Directors, execute, in the name of the corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the corporation's business may require.

                   6.4 Hire and Fire Employees. Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the corporation.

                   6.5 Meetings of the Corporation. Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or the Vice President and the Secretary or the Assistant Secretary, and act and vote on behalf of the corporation at all meetings of the shareholders of any corporation in which this corporation holds stock.

Section 7 - Vice President

         In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the re-

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strictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 8 - Secretary

         The Secretary shall:

                   8.1 Certify By-Laws. Certify and keep at the principal office of the corporation, the original or a copy of its By-Laws as amended or otherwise altered to date.

                   8.2 Minutes of Meetings. Keep at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of its directors and shareholders, executive committee, and other committees, with the time and place of holding, whether regular or special, and, if special how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares or members present or represented at shareholders' meetings, and the proceedings thereof.

                   8.3 Notices. See that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law. In case of the absence or disability of the Secretary, or his refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.

                   8.4 Custodian of Records and Seal. Be custodian of the records and of the seal of the Corporation and see that it is engraved, lithographed, printed, stamped, impressed upon or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws.

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                   8.5 Share Register. Keep at the principal office of the
         Corporation a share register showing the names of the shareholders and their addresses; the number and date of certificates issued for the same; and the number and date of cancellation of each certificate surrendered for cancellation.

                   8.6 Reports and Statements. See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

                   8.7 Exhibit Records. Exhibit at all reasonable times to any directors, or shareholders, upon application, the By-Laws, the share register, and minutes of proceedings of the shareholders and directors of the Corporation.

                   8.8 Other Duties. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   8.9 Absence of Secretary. In case of the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of both the Secretary, the Assistant Secretary, and Treasurer, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

Section 9 - Assistant Secretary

         At the request of the Secretary, or in his absence or disability, the Assistant Secretary, designated by him, shall perform all the duties of the Secretary, and when so acting, he shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretary shall perform such other duties as

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from time to time may be assigned to him by the Board of Directors, or the
Secretary.

Section 10 - Treasurer

         The Treasurer shall:

                   10.1 Funds - Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors.

                   10.2 Funds - Receipt. Receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever.

                   10.3 Funds - Disbursement Disburse or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursement.

                   10.4 Maintain Accounts. Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

                   10.5 Exhibit Records. Exhibit at all reasonable times the books of account and records to any shareholder or director, upon application, during business hours at the office of the Corporation where such books and records are kept.

                   10.6 Reports to President and Directors. Render to the President and directors, whenever they request it, an account of all his transac-

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         tions as Treasurer and of the financial condition of the
         Corporation.

                   10.7 Financial Reports to Shareholders. Prepared, or cause to be prepared, and certify the financial statements to be included in the annual report to shareholders and statements of the affairs of the Corporation when requested by shareholders holding at least 10% of the number of outstanding shares of the Corporation.

                   10.8 Bond. Give to the Corporation a bond, if required by the Board of Directors or by the President, in a sum, and with one or more sureties, or a surety Company satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                   10.9 Other Duties. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

                   10.10 Absence of Treasurer. In case of the absence or disability of the Treasurer of his refusal or neglect to act, the Assistant Treasurer, may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of both the Treasurer and the Secretary, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Treasurer.

Section 11 - Assistant Treasurer

         The Assistant Treasurer, if required so to do by the Board of Directors, shall respectively give bonds for the faithful discharge of his duties, in such sums, and with

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such sureties as the Board of Directors shall require. At the request of the
Treasurer, or in his absence or disability, the Assistant Treasurer designated by him shall perform all the duties of the Treasurer, and when so acting, he shall have all the powers of, and be subject to all the restrictions, upon the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Treasurer.

Section 12 - Counsel. The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.


                                   ARTICLE VI

                      Resignations, Removals and Vacancies

Section 1 - Resignations

         Any Director or officer may resign at any time by delivering his resignation in writing to the President, to the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein or upon delivery thereof if no time is specified.

Section 2 - Removals

         Directors, including directors elected by the directors to fill vacancies in the Board, may be removed with or without assignment or cause by vote of the holders of the majority of the shares entitled to vote in the election of Directors, provided that the Directors elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of that particular class of stock entitled to vote for the election of such Directors.

         The Directors may, by vote of a majority of the Directors then in office, remove (1) any Director for

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cause, or (2) any officer from office with or without assignment of cause.

         If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal or any right to damages on account of such removal whether his compensation be by the month, by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the corporation.

Section 3 - Vacancies

         Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office, or, in the absence of such election by the Directors, by the stockholders at a meeting called for the purpose; provided, however, that any vacancy resulting from action by the stockholders may be filled by the stockholders at the same meeting at which such action was taken by them.

         If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made. Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner does, resigns, is removed or becomes disqualified.

                                  ARTICLE VII

                    Indemnification of Directors and Others

         1. The Corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the Corporation, or at

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its request as a Director, Trustee, Officer, Employee or other Agent of any organization in which the Corporation owns shares or of which it is a creditor, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, as fines or penalties, and for counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened while serving or thereafter, by reason of his being or having been such a Director, Officer, Trustee, Employee or Agent, except with respect to any matter for which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director, Officer, Trustee, Employee or Agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

                   (a) such compromise shall be approved as in the best
              interests of the Corporation, after notice that it involves such indemnification:

                        (i) by a disinterested majority of the Directors then
                   in office; or

                        (ii) by the holders of a majority of the outstanding
                   stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer; or

                   (b)in the absence of action by disinterested directors or
              stockholders, there has been obtained at the request of a majority of the Directors then in office an opinion in writing of independent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

         Expenses, including counsel fees, reasonably incurred by any such Director, Officer, Trustee, Employee or Agent in connection with the defense or disposition of

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

any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Director, Officer, Trustee, Employee or Agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such Directors, Officers, Trustees, Employees or Agents may be entitled by contract or otherwise under law. As used in this article, the terms "Director," "Officer," "Trustee, "Employee" and Agent include their respective heirs, executors and administrators, and an "interested" Director, Officer, Trustee, Employee or Agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

         2. Pursuant to the authority granted by virtue of Chapter 156B,
Section 67 of the Massachusetts General Laws, the corporation shall indemnify against financial loss, each and every director, officer and employee who might be construed as a fiduciary under the provisions of the Employee Retirement Income Security Act of 1974 for any breach of his fiduciary responsibility and defined in said act. Such indemnification shall encompass all legal costs and all economic outlays which such party shall be required to pay by virtue of such breach. Notwithstanding and in further pursuance of Chapter 156B, Section 67, no indemnification shall be provided for any person with respect to any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

                                  ARTICLE VIII

                                     Stock

Section 1 - Stock Authorized

         The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue, and if more than one class is authorized, a description of each class with the preferences,

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

voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof shall be as stated in the Articles of Organization or amendments thereto.

Section 2 - Issue of Authorized Unissued Capital Stock

         Any unissued capital stock from time to time authorized under the Articles of Organization, or amendments thereof, may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

Section 3 - Certificates of Stock

         Each stockholder shall be entitled to a certificate in form selected by the Board of Directors stating the number, the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or a registrar of other than a Director, Officer or Employee of the Corporation.

Section 4 - Transfers

         Subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party, shares of stock shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Except as may otherwise be required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

Section 5 - Restrictions on Transfer

         The transfer of stock is restricted in accordance with such provisions contained in the Articles of Organization, any amendments thereto, or any agreement to which the Corporation is a party.

Section 6 - Lost, Mutilated or Destroyed Certificates

         Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond sufficient, in its option, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

Section 7 - Transfer Agent and Registrar

         The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

Section 8 - Setting Record Date and Closing Transfer Records

         The Board of Directors may fix in advance a time not more than sixty
(60) days before (a) the date of any meeting of the stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice and vote at such

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

meeting, the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only stockholders of record on the date set shall have such right, notwithstanding any transfer of stock on the records of the Corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the Corporation for all or any part of such 60-day period.

                                   ARTICLE IX

                            Miscellaneous Provisions

Section 1 - Corporate Seal

         The seal of the Corporation shall be a circular die with the name of the Corporation, the word "Massachusetts" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

Section 2 - Corporate Records

         The original or attested copies of the Articles of Organization, the By-Laws, the records of all meetings of the incorporators and stockholders, and the stock and transfer records which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation or at an office of its transfer agent, its Clerk or its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

Section 3 - Evidence of Authority

         A certificate by the Clerk or Secretary or an Assistant or Temporary Clerk or Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, stockholders, Board of Directors or any committee of the Board of

Directors, stock and transfer records or any action taken by any person or person as an officer or agent of the Corporation, shall be conclusive evidence of the matters so certified to all persons relying in good faith thereon.

                                   ARTICLE X

                                   Amendments

         These By-Laws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice of substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal these By-Laws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending these By-Laws. No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within sixty (60) days before such; and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the new date fixed for such meeting.

         Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the stockholders entitled to vote on amending these By-Laws.

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